                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
              at the close of business December 31, 2003, filed in
              accordance with 12 U.S.C.ss.161 for National Banks.

                                                                                    Dollar Amounts
                                                                                     In Millions
                                                                                    --------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                             $ 11,411
         Interest-bearing balances                                                         3,845
Securities:
         Held-to-maturity securities                                                           0
         Available-for-sale securities                                                    17,052
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                              516
         Securities purchased under agreements to resell                                     109
Loans and lease financing receivables:
         Loans and leases held for sale                                                   14,571
         Loans and leases, net of unearned income                          172,511
         LESS: Allowance for loan and lease losses                           1,554
         Loans and leases, net of unearned income and allowance                          170,957
Trading Assets                                                                             6,255
Premises and fixed assets (including capitalized leases)                                   2,067
Other real estate owned                                                                      144
Investments in unconsolidated subsidiaries and associated companies                          306
Customers' liability to this bank on acceptances outstanding                                  68
Intangible assets
         Goodwill                                                                          6,814
         Other intangible assets                                                           7,501
Other assets                                                                               8,858
                                                                                    ------------
Total assets                                                                            $250,474
                                                                                    ============

LIABILITIES
Deposits:
         In domestic offices                                                            $157,695
                  Noninterest-bearing                                       44,315
                  Interest-bearing                                         113,380
         In foreign offices, Edge and Agreement subsidiaries, and IBFs                    16,249
                  Noninterest-bearing                                            6
                  Interest-bearing                                          16,243
Federal funds purchased and securities sold
  under agreements to repurchase:
         Federal funds purchased in domestic offices                                      14,685
         Securities sold under agreements to repurchase                                    1,613

                                                                                    Dollar Amounts
                                                                                      In Millions
                                                                                    ---------------

Trading liabilities                                                                        4,277
Other borrowed money
         (includes mortgage indebtedness and obligations
          under capitalized leases)                                                       18,212
Bank's liability on acceptances executed and outstanding                                      68
Subordinated notes and debentures                                                          6,742
Other liabilities                                                                          7,358
                                                                                       ---------
Total liabilities                                                                       $226,899

Minority interest in consolidated subsidiaries                                                60

EQUITY CAPITAL
Perpetual preferred stock and related
surplus                                                                                        0
Common stock                                                                                 520
Surplus (exclude all surplus related to preferred stock)                                  17,709
Retained earnings                                                                          4,920
Accumulated other comprehensive income                                                       366
Other equity capital components                                                                0
                                                                                       ---------
Total equity capital                                                                      23,515
                                                                                       ---------
Total liabilities, minority interest, and equity capital                                $250,474
                                                                                       =========
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I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                                 James E. Hanson
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                               Directors
John Stumpf


                       Consolidated Report of Condition of

                Wells Fargo Bank Minnesota, National Association
           of Sixth Street and Marquette Avenue, Minneapolis, MN 55479
                     And Foreign and Domestic Subsidiaries,
 at the close of business December 31, 2003, filed in accordance with 12 U.S.C.ss.161 for National Banks.

                                                                                      Dollar Amounts
                                                                                        In Millions
                                                                                      --------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                            $   1,322
         Interest-bearing balances                                                           127
Securities:
         Held-to-maturity securities                                                           0
         Available-for-sale securities                                                     2,568
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                            1,053
         Securities purchased under agreements to resell                                       0
Loans and lease financing receivables:
         Loans and leases held for sale                                                   14,457
         Loans and leases, net of unearned income                           27,715
         LESS: Allowance for loan and lease losses                             284
         Loans and leases, net of unearned income and allowance                           27,431
Trading Assets                                                                                49
Premises and fixed assets (including capitalized leases)                                     180
Other real estate owned                                                                       12
Investments in unconsolidated subsidiaries and associated companies                            0
Customers' liability to this bank on acceptances outstanding                                  22
Intangible assets
         Goodwill                                                                            291
         Other intangible assets                                                               9
Other assets                                                                               1,281
                                                                                     -----------
Total assets                                                                             $48,802
                                                                                     ===========

LIABILITIES
Deposits:
         In domestic offices                                                             $29,890
                  Noninterest-bearing                                       17,097
                  Interest-bearing                                          12,793
         In foreign offices, Edge and Agreement subsidiaries, and IBFs                         4
                  Noninterest-bearing                                            0
                  Interest-bearing                                               4
Federal funds purchased and securities sold under
  agreements to repurchase:
         Federal funds purchased in domestic offices                                       9,295
         Securities sold under agreements to repurchase                                      237





                                                                                    Dollar Amounts
                                                                                      In Millions
                                                                                    ---------------

Trading liabilities                                                                                              2
Other borrowed money
         (includes mortgage indebtedness and obligations
          under capitalized leases)                                                        4,543
Bank's liability on acceptances executed and outstanding                                      22
Subordinated notes and debentures                                                              0
Other liabilities                                                                            973
                                                                                         -------
Total liabilities                                                                        $44,966

Minority interest in consolidated subsidiaries                                                 0

EQUITY CAPITAL
Perpetual preferred stock and related
surplus                                                                                                          0
Common stock                                                                                 100
Surplus (exclude all surplus related to preferred stock)                                   2,134
Retained earnings                                                                          1,546
Accumulated other comprehensive income                                                        56
Other equity capital components                                                                0
                                                                                        --------
Total equity capital                                                                       3,836
                                                                                        --------
Total liabilities, minority interest, and equity capital                                 $48,802
                                                                                        ========
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I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                                 Karen B. Martin
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Jon R. Campbell
Marilyn A. Dahl                             Directors
Gerald B. Stenson